Exhibit 99.1

Chicken Soup for the Soul Entertainment Announces Timing of Regular Monthly Dividend for November for Series A Cumulative Redeemable Perpetual Preferred Stock

COS COB, CT – October 18, 2022 – Chicken Soup for the Soul Entertainment, Inc. (Nasdaq: CSSE, CSSEP, CSSEL, CSSEN), one of the largest operators of advertising-supported video-on-demand (AVOD) streaming services, today announced the timing for the payment of its declared regular monthly dividend of $0.2031 per share of its 9.75% Series A Cumulative Redeemable Perpetual Preferred Stock for November 2022. The dividend will be payable on or around November 15, 2022 to holders of record as of October 31, 2022. The dividend will be paid in cash.

ABOUT CHICKEN SOUP FOR THE SOUL ENTERTAINMENT

Chicken Soup for the Soul Entertainment, Inc. (Nasdaq: CSSE) operates video-on-demand streaming services (VOD). The company owns Crackle Plus, which owns and operates a variety of ad-supported VOD streaming services including Crackle, Chicken Soup for the Soul, and Popcornflix. The company also acquires and distributes video content through its Screen Media and 1091 Pictures subsidiaries and produces original video content through the Chicken Soup for the Soul Television Group. The company recently acquired Redbox which operates a rapidly growing digital streaming service that provides both ad-supported (AVOD) and paid movies from Hollywood studios and hundreds of content partners, as well as over 145 channels of free ad-supported streaming television (FAST). Redbox also operates its popular kiosks across the US at thousands of retail locations – giving consumers affordable access to the latest in entertainment. Chicken Soup for the Soul Entertainment is a subsidiary of Chicken Soup for the Soul, LLC, which publishes the famous book series and produces super-premium pet food under the Chicken Soup for the Soul brand name.

FORWARD-LOOKING STATEMENTS

This press release includes forward-looking statements within the meaning of the federal securities laws. Forward-looking statements are statements that are not historical facts. These statements are based on various assumptions, whether or not identified in this press release, and on the current expectations of management and are not predictions of actual performance. Such assumptions involve a number of known and unknown risks and uncertainties, including but not limited to our core strategy, operating income and margin, seasonality, liquidity, including cash flows from operations, available funds, and access to financing sources, free cash flows, revenues, net income, profitability, stock price volatility, future regulatory changes, price changes, the ability of the Company’s content offerings to achieve market acceptance, the Company’s success in retaining or recruiting officers, key employees, or directors, the ability to protect intellectual property, the ability to complete strategic acquisitions, the ability to manage growth and integrate acquired operations, the ability to pay dividends, regulatory or operational risks, and general market conditions impacting demand for the Company’s services. For a more complete description of these and other risks and uncertainties, please refer the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on March 31, 2022, and, with respect to the Company’s recent acquisition of Redbox Entertainment, Inc. (“Redbox”), the Company’s Registration Statement on Form S-4 declared effective by the SEC on July 15, 2022. If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by the forward-looking statements contained in this press release. Information regarding the acquisition of Redbox and related transactions is qualified by reference to the Company’s Current Reports on Form 8-K filed with the SEC on May 11, 2022 (as amended May 12, 2022), June 6, 2022, and August 12, 2022, and all exhibits filed with respect to such reports and the aforementioned registration statement. The forward-looking statements contained in this press release speak only as of the date hereof and the Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based.

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www.cssentertainment.com	@CSSEntertain	www.facebook.com/chickensoupforthesoul

INVESTOR RELATIONS

Zaia Lawandow

Chicken Soup for the Soul Entertainment

Zlawandow@chickensoupforthesoul.com

MEDIA CONTACT

Peter Binazeski

Chicken Soup for the Soul Entertainment Corporate

pbinazeski@chickensoupforthesoul.com

www.cssentertainment.com	@CSSEntertain	www.facebook.com/chickensoupforthesoul